New Issue Computational Materials

$ 414,751,000 (Approximate)

Bear Stearns Mortgage Funding Trust 2006-AR2
Mortgage Pass-Through Certificates, Series 2006-AR2, Group II

Structured Asset Mortgage Investments II Inc.
Depositor

EMC Mortgage Corporation
Servicer

Wells Fargo Bank Minnesota, NA
Trustee

Bear, Stearns & Co. Inc.
Sole and Lead Underwriter

September 22, 2006

                               STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration  statement  (including a prospectus)  with the SEC for the offering to which this free writing  prospectus  relates.  Before you invest,  you should read the  prospectus  in the registration  statement  and  other  documents  the  depositor  has filed  with the SEC for more  complete information  about the depositor,  the issuer and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively,  the depositor,  any underwriter or any dealer  participating  in the offering will arrange to send you the  prospectus  you request it by calling toll free 1-866-803-9204.

This free  writing  prospectus  does not  contain all  information  that is required to be included in the
base      prospectus      and      the      prospectus       supplement.       Please      click      here
http://www.bearstearns.com/prospectus/sami        or       visit       the       following        website:
"www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The  Information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing  prospectus is not an offer to sell or solicitation of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

                           SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The  information  contained in the attached  materials (the  "Information")  may include  various forms of performance  analysis,  security  characteristics  and  securities  pricing  estimates for the  securities described  therein.  Should  you receive Information that refers to the "Statement  Regarding  Assumptions and Other  Information",  please refer to this statement  instead.  The Information is illustrative and is not  intended  to predict  actual  results  which may differ  substantially  from those  reflected  in the
Information.   Performance  analysis is based on certain  assumptions with respect to significant  factors
that may prove not to be as  assumed.   Performance  results  are based on  mathematical  models  that use
inputs to  calculate  results.   As with all models,  results may vary  significantly  depending  upon the
value  given  to the  inputs.   Inputs  to  these  models  include  but are  not  limited  to:  prepayment expectations  (econometric  prepayment  models,  single  expected  lifetime  prepayments  or a  vector  of
periodic  prepayments),   interest  rate  assumptions  (parallel  and  nonparallel  changes for  different maturity  instruments),  collateral  assumptions  (actual  pool level data,  aggregated  pool level data, reported factors or imputed factors),  volatility  assumptions  (historically observed or implied current)
and reported  information  (paydown factors,  rate resets,  remittance  reports and trustee  statements).
Models used in any analysis may be  proprietary,  the results  therefore,  may be difficult  for any third
party to reproduce.   Contact your  registered  representative  for detailed  explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural  characteristics  of the security,  including call events and cash flow priorities at all prepayment  speeds and/or interest rates.  You should consider whether  the  behavior  of these  securities  should be tested  using  assumptions  different  from  those
included in the  Information.   The  assumptions  underlying  the  Information,  including  structure  and
collateral,  may be  modified  from time to time to reflect  changed  facts and  circumstances.   Offering
Documents  contain data that is current as of their  publication dates and after publication may no longer
be  accurate,  complete or current.   Contact  your  registered  representative  for  Offering  Documents,
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likely to produce different results, and any further explanation regarding the Information.

Any pricing  estimates  Bear Stearns has supplied at your  request (a)  represent  our view,  at the time determined,  of the investment  value of the securities  between the estimated bid  and offer levels,  the spread between which may be significant due to market  volatility or illiquidity,  (b) do not constitute a
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actual  trades,  may vary from the value Bear  Stearns  assigns or may be  assigned  to any such  security while in its  inventory,  and may not take into account the size of a position  you have in the  security, and (e) may have been  derived  from matrix  pricing  that uses data  relating to other  securities  whose prices are more  readily  ascertainable  to produce a  hypothetical  price  based on the  estimated  yield spread relationship between the securities.

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investment decision.

                                       $ 414,751,000 (Approximate)

                               Bear Stearns Mortgage Funding Trust 2006-AR2
                                                  Issuer

                      Mortgage Pass-Through Certificates, Series 2006-AR2, Group II

                              Structured Asset Mortgage Investments II Inc.
                                                Depositor

                                  Wells Fargo Bank, National Association
                                                 Trustee

Transaction Highlights:

                                                                                     Avg Life
                                      Ratings                                         To Call       Window      Legal Final
                                      (2 of 3           CE                            (years)      (months)       Maturity
    Classes         Sizes (1)        Agencies)        Levels          Coupon            (2)           (2)           Date           Certificate Type
---------------- ---------------- ----------------- ----------- ------------------- ------------ -------------- ------------- ---------------------------
    II-A-1        $266,704,000       Aaa / AAA        37.56%       Floating (3)        3.12           1-102       07/25/36       Super Senior Floater
  II-A-2 (4)      $114,302,000       Aaa / AAA        10.80%       Floating (3)        3.12           1-102       07/25/36      Senior Support Floater
    II-B-1         $15,377,000        Aaa / AA        7.20%        Floating (3)        6.13           45-102      07/25/36       Subordinate Floater
    II-B-2         $9,611,000         Aa3 / A         4.95%        Floating (3)        6.12           45-102      07/25/36       Subordinate Floater
    II-B-3         $6,621,000         A3 / BBB        3.40%        Floating (3)        6.11           45-102      07/25/36       Subordinate Floater
    II-B-4         $2,136,000       Baa1 / BBB-       2.90%        Floating (3)        6.11           45-102      07/25/36       Subordinate Floater
---------------- ---------------- ----------------- ----------- ------------------- ------------ -------------- ------------- ---------------------------
                                                                      Not Offered
---------------------------------------------------------------------------------------------------------------------------------------------------------
    II-B-5         $8,116,000         Ba1 / BB        1.00%        Floating (3)        5.84           45-102      07/25/36       Subordinate Floater
---------------- ---------------- ----------------- ----------- ------------------- ------------ -------------- ------------- ---------------------------

Notes:
     (1.)     In the case of the Class II-A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

     (2.)     Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

     (3.)     The Pass-Through Rate for the Class II-A-1, Class II-A-2, Class II-A-3, Class II-B-1, Class
              II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates will be a floating rate based on One-Month LIBOR plus the related margin, subject to the lesser of (i) the applicable Net Rate Cap (as described herein)
              and (ii) 10.50%. On the first distribution date after the Optional
              Termination Date, the margin on the Class II-A-1 and Class II-A-2
              Certificates will be increased to 2 times the original margin on such certificate and the margins on each of the Class II-B Certificates will be increased by 1.5 time the original margin.

     (4.)     The Class II-A-2 Certificates are insured by a certificate guaranty insurance policy.

Collateral Summary:
                                                                                              Minimum               Maximum
Scheduled Principal Balance                      $427,137,121                                 $83,790            $1,232,175
Average Scheduled Principal Balance                  $347,549
Number of Mortgage Loans                                1,229

Weighted Average Gross Coupon                          8.090%                                  6.750%               10.375%
Weighted Average FICO Score                               710                                     621                   818
Weighted Average Original LTV                          78.17%                                  19.32%                84.05%

Weighted Average Original Term                            360                                     360                   360
Weighted Average Stated Remaining Term                    359                                     356                   360
Weighted Average Seasoning                                  1                                       0                     4

Weighted Average Gross Margin                          2.250%                                  2.250%                2.250%
Weighted Average Minimum Interest Rate                 2.250%                                  2.250%                2.250%
Weighted Average Maximum Interest Rate                 13.08%                                  9.950%               15.375%

Weighted Average Months to Roll                            59                                      56                    60

Latest Maturity Date                                 9/1/2036
Maximum Zip Code Concentration                  92592 (0.78%)         Full/Alternative                                4.85%
                                                                      Limited                                         0.30%
                                                                      No Income/No Asset                              0.81%
ARM                                                      100%         No Ratio                                       42.26%
                                                                      Stated Income                                  50.33%
Libor Hybrid Negam                                       100%         Stated/Stated                                   1.43%

                                                                      Cash Out Refinance                             14.00%
                                                                      Purchase                                       74.16%
                                                                      Rate/Term Refinance                            11.84%
First Lien                                               100%
                                                                      2-4 Family                                      2.02%
                                                                      Condominium                                     9.95%
Prepay Penalty: 6 months; "Hard"                        0.32%         PUD                                            21.14%
Prepay Penalty: 12 months; "Hard"                      22.17%         Single Family                                  65.86%
Prepay Penalty: 12 months; "Soft"                       0.28%         Townhouse                                       1.02%
Prepay Penalty: 24 months; "Soft"                       0.36%
Prepay Penalty: 24 months;
"12Hard/12Soft"                                         5.41%         Investor                                        2.94%
Prepay Penalty: 36 months; "Soft"                       2.54%         Owner Occupied                                 96.19%
Prepay Penalty: 36 months;
"12Hard/24Soft"                                        47.89%         Second Home                                     0.87%
Prepay Penalty: No Prepay                              21.04%
                                                                      Top 5 States:
                                                                      California                                     59.63%
                                                                      Virginia                                        6.29%
                                                                      Florida                                         6.07%
                                                                      Arizona                                         5.27%
                                                                      Washington                                      3.82%

Description of the Collateral:

The group II mortgage  loans are 5 yr. Bear Secure Option ARM loans which have an initial  fixed-rate  for the first five (5) years following their  origination  and then adjust every six months  thereafter  based on the  Six-Month  LIBOR (the  "Index") plus the related  margin (the " Gross  Margin").  On each due date during  the  period  from  origination  to the  earlier to occur of (i) the end of the first five years or
(ii) the unpaid  principal  balance of the loan exceeds a percentage,  either 110% or 115%, as applicable, of the original  principal  balance (the "Option  Period") the borrower can choose to make (1) the minimum payment,  (2) an interest only payment or (3) a fully amortizing  payment. If the borrower chooses to make the minimum  payment,  which is  generally  3% per annum less than the  initial  note rate,  the  deferred interest will result in negative  amortization  of the loan.  After the end of the Option Period and until the end of the first ten years from  origination  (the "Interest Only Period"),  the borrower must make at least an interest only payment based on the then current  outstanding  principal balance and the note rate in effect for each  month.  After the  Interest-Only  Period  expires at the end of the 120th month of the loan,  the monthly  payment  will recast to amortize  fully the then  unpaid  principal  balance  over its remaining term to maturity.  The group II mortgage  loans provide for the  adjustment to their  respective mortgage  rate at the end of the  initial  fixed-rate  period and every six months  thereafter  (each such date, an  "Adjustment  Date") in accordance  with the terms of the related  mortgage note to equal the sum of (1) the Index and (2) the Gross Margin.

o        Approximately 21.04% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 3.17% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is enforced despite the borrower having sold the underlying property; and approximately 75.79% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and
         Servicing Agreement.

o        Approximately 4.85% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 51.76 % of the
         mortgage loans were originated based on the stated income of the borrower.

o        The two states with the largest concentrations are California (59.63%) and Florida (6.07%).

o        The non-zero weighted average FICO score is 710.

o        The weighted average LTV is 78.17%. The weighted average CLTV including subordinate financing at the time of origination is 93.48%.

o        All the mortgage loans with LTVs greater than 80% have primary mortgage insurance up to the required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the
September 1, 2006.  It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to
5%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is
subject to an increase or decrease of up to 5% from amounts shown on the front cover hereof.

                                                                                                                             Mos     Initial
                   Loan                        % of       Gross        Net       WAM        Gross         Net        Max     to      Rate        Periodic    Gross
                Description                    Pool       WAC %       WAC %     (mos.)    Margin %     Margin %     Rate %    Roll    Cap %     Rate Cap %   Life Cap %
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------
5YR  LIBOR NEG AM -  NO PPP                    21.04      8.191       7.816      359        2.250        1.875      13.191     59     5.000       1.000        5.000
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------
5YR  LIBOR NEG AM – SOFT/OT  PPP               3.50       7.955       7.580      359        2.250        1.875      12.955     59     5.000       1.000        5.000
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------
5YR  LIBOR NEG AM – 12 Hard                    22.17      7.977       7.602      359        2.250        1.875      12.977     59     5.000       1.000        5.000
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------
5YR  LIBOR NEG AM – 12H/12S                    5.41       8.098       7.723      359        2.250        1.875      13.098     59     5.000       1.000        5.000
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------
5YR  LIBOR NEG AM – 12H/24S                    47.89      8.107       7.732      359        2.250        1.875      13.090     59     5.000       1.000        4.983
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------
TOTAL                                         100.00      8.090       7.715      359        2.250        1.875      13.082     59     5.000       1.000        4.992
-------------------------------------------- ---------- ----------- ---------- --------- ------------ ------------ --------- ------- --------- ------------- -----------

Depositor:                                 Structured Asset Mortgage Investments II Inc.

Servicer:                                  EMC Mortgage Corp.

Originator:                                Bear  Stearns  Residential  Mortgage  Corp.  (approximately  90.79%) and EMC Mortgage
                                           Corp. (approximately 9.21%).
Trustee:                                   Wells Fargo Bank, National Association.
Underwriter:                               Bear, Stearns & Co. Inc.

Cut-Off Date:                              September 1, 2006.

Closing Date:                              September 29, 2006.

Rating Agencies:                           The  Certificates  will be rated by two of the  three  rating  agencies.  The  rating agencies include Standard & Poor's ("S&P"),  Moody's  Investors  Service  ("Moody's")
                                           and or Fitch Ratings ("Fitch").

Certificate Insurer:                       Ambac  Assurance  Corp.  will issue an insurance  policy for the benefit of the Class
                                           II-A-2 Certificates.  Only these classes will benefit from the policy.

Legal Structure:                           The Trust will be established as one or more REMICs for federal income tax purposes.

Optional Termination:                      The Depositor,  or its designee,  may  repurchase  from the trust all of the mortgage loans at par plus  accrued  interest  when the  aggregate  principal  balance  of the mortgage loans is reduced to 10% of the aggregate  principal  balance of the mortgage loans as of the Cut-Off Date.

Distribution Date:                         The 25th day of each month (or next business day), commencing October 25, 2006.

Offered Certificates:                      The Class II-A-1, Class II-A-2, Class II-B-1, Class II-B-2, Class II-B-3, Class
                                           II-B-4 and Class II-B-5.

Non-Offered Certificates:                  The Class II-R, Class II-X-P and Class II-B-IO Certificates will not be publicly offered.

Class A Certificates:                      The Class II-A-1 and Class II-A-2 Certificates.

Adjustable Rate Certificates:              The Class II-A-1, Class II-A-2, Class II-B-1, Class II-B-2, Class II-B-3, Class
                                           II-B-4 and Class II-B-5.

Senior Adjustable Rate Certificates:       The Class II-A-1 and Class II-A-2 Certificates.

Remittance Type:                           Scheduled/Scheduled.

Registration:                              The Offered  Certificates  will be in Book-entry  form through DTC,  Clearstream  and
                                           Euroclear.

ERISA Considerations:                      The   Underwriter's   Exemption  is  expected  to  be   available   for  the  Offered
                                           Certificates.  A fiduciary of any benefit plan should very carefully  review with its legal advisors  whether the purchase or holding of any  Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:                         The Offered  Certificates,  other than the Class II-B-2,  Class II-B-3,  Class II-B-4
                                           and  Class  II-B-5  Certificates,   are  expected  to  constitute  "mortgage  related
                                           securities" for purposes of SMMEA.

Denominations:                             The Offered Certificates are issuable in minimum  denominations of an original amount of $25,000 and multiples of $1,000 in excess thereof.

Record Date:                               For each class of Adjustable Rate Certificates and any Distribution  Date, the business day preceding the applicable  Distribution  Date, so long as such  certificates  are in book-entry  form;  otherwise  the Record  Date shall be the  business  day of the month immediately preceding the applicable Distribution Date.

Delay Days:                                 0 (zero) days for the Adjustable Rate Certificates.

Determination Date:                        With  respect  to any  Distribution  Date and the  mortgage  loans,  the 15th day of the calendar month in which such  Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR Determination Date:                  With respect to each class of Adjustable Rate  Certificates and any  Distribution  Date,
                                           the second  LIBOR  Business  Day  preceding  the  commencement  of the related  Interest
                                           Accrual  Period.  LIBOR  Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Interest Accrual Period:                   For each class of Adjustable Rate  Certificates and any Distribution  Date, the Interest
                                           Accrual  Period  is  the  period  commencing  on the  Distribution  Date  of  the  month immediately  preceding the month in which such  Distribution Date occurs or, in the case of the first period,  commencing  on the Closing  Date,  and ending on the day preceding
                                           such   Distribution   Date.  All  distributions  of  interest  on  the  Adjustable  Rate
                                           Certificates  will be  based on a  360-day  year and the  actual  number  of days in the applicable  Interest  Accrual Period.  The Adjustable Rate  Certificates  will initially settle flat (no accrued interest).

Prepayment Period:                         The Prepayment  Period with respect to any Distribution Date is the calendar month prior to the month in which such Distribution Date occurs.

Servicing Fee:                             With respect to each mortgage  loan, a fee that accrues at the Servicing Fee Rate on the same  principal  balance on which the  interest  on the  mortgage  loan  accrues for the calendar month. The Servicing Fee Rate for each mortgage loans is 0.375% per annum.

Advancing Obligation:                      The  Servicer is  obligated to advance for  delinquent  mortgagor  payments of principal and/or  interest  through the date of liquidation of the property to the extent they are deemed  recoverable.  The  Servicer  will  backstop  the  advancing  obligations  of the
                                           Servicer.

Compensating Interest:                     The Servicer is required to pay Compensating  Interest up to the amount of the Servicing
                                           Fee to cover prepayment interest shortfalls  ("Prepayment  Interest  Shortfalls") due to partial and/or full prepayments on the mortgage loans.

Step-up Coupon:                            If the Optional  Termination is not exercised on the first  Distribution  Date following the  Distribution  Date on which it could have been exercised,  the margin on the Senior
                                           Adjustable  Rate  Certificates  will increase to 2.0 times their related initial margins and the margins on each of the Class II-B  Certificates will increase to 1.5 times their related initial margins.

Credit Enhancement:                        1. Excess Spread
                                           2. Overcollateralization
                                           3. Subordination
                                           4.  Cap Agreement (for the Adjustable Rate Certificates)

Due Period:                                With respect to any Distribution  Date, the period commencing on the second business day of the month immediately  preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Interest Remittance Amount:                With respect to any Distribution  Date and any loan group, that portion of the available distribution  amount for that  Distribution  Date that represents  interest  received or advanced on the mortgage loans,  including  amounts received from the interest  coverage account relating to the pre-funding feature (net of aggregate Servicing Fee).

Overcollateralization Amount:              The  Overcollateralization  Amount with respect to any Distribution  Date is the excess, if any, of (i) the aggregate  principal balance of the mortgage loans as of the last day of the related Due Period (after  giving  effect to scheduled  payments of principal due during the related Due Period,  to the extent  received  or  advanced,  and  unscheduled collections  of  principal  received  during the related  Prepayment  Period,  and after reduction for Realized  Losses incurred during the related Due Period) , plus amounts on deposit  in the  pre-funding  account  over  (ii) the  aggregate  Certificate  Principal
                                           Balance of the Class II-A  Certificates and Class II-B  Certificates,  after taking into account the distributions of principal to be made on such Distribution Date.

Overcollateralization                      With respect to any  Distribution  Date, (i) prior to the Stepdown Date, an amount equal
Target Amount:                             to approximately  1.00% of the aggregate  principal  balance of the mortgage loans as of the Cut-off  Date,  (ii) on or after the Stepdown  Date  provided a Trigger Event is not in effect,  the greater of (x) (1) prior to the  Distribution  Date in  September  2012,
                                           2.500%  of  the  then   current   aggregate   outstanding   principal   balance  of  the
                                           mortgage   loans  as  of  the  last  day  of  the  related  Due  Period   (after  giving
                                           effect to  scheduled  payments of  principal  due during the related Due Period,  to the extent received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period, and after reduction for Realized Losses incurred during the related Due Period) , plus amounts on deposit in the pre-funding  account and (2) on or  after  the  Distribution  Date  in  September  2012,  2.000%  of  the  then  current
                                           aggregate   outstanding  principal  balance  of  the  mortgage  loans  as  of  the  last
                                           day  of  the  related  Due  Period  (after  giving  effect  to  scheduled   payments  of
                                           principal  due during the related Due Period,  to the extent  received or advanced,  and unscheduled  collections of principal received during the related Prepayment Period, and after  reduction  for Realized  Losses  incurred  during the related Due Period) and (y)
                                           0.50% of the aggregate  principal  balance of the mortgage  loans as of the Cut-Off Date
                                           (approximately  $2,135,686),  plus  amounts  on deposit  in the  pre-funding  account or
                                           (iii)  on  or  after  the  Stepdown   Date  and  if  a  Trigger   Event  is  in  effect,
                                           the  Overcollateralization  Target  Amount for the  immediately  preceding  Distribution
                                           Date. The  Overcollateralization  Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

Overcollateralization                      With respect to any  Distribution  Date,  an amount equal to the lesser of (i) available
Increase Amount:                           excess cashflow from the mortgage loans  available for payment of  Overcollateralization
                                           Increase  Amount and (ii) the excess,  if any, of (x) the  Overcollateralization  Target
                                           Amount for that  Distribution  Date over (y) the  Overcollateralization  Amount for such
                                           Distribution Date.

Overcollateralization                      With respect to any Distribution Date for which the Excess  Overcollateralization Amount
Release Amount:                            is, or would be, after taking into  account all other  distributions  to be made on that
                                           Distribution  Date,  greater than zero,  an amount equal to the lesser of (i) the Excess
                                           Overcollateralization  Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date.

Excess Overcollateralization               With respect to any Distribution Date, the excess, if any, of the  Overcollateralization
Amount:                                    Amount over the Overcollateralization Target Amount.

Stepdown Date:                             The earlier to occur of (i) the  Distribution  Date on which the  aggregate  Certificate
                                           Principal  Balance  of the Class A  Certificates  has been  reduced to zero and (ii) the later to occur of (x) the  Distribution  Date  occurring in  September  2009 and (y) the first  Distribution  Date for which the aggregate  Certificate  Principal Balance of the
                                           Subordinate  Certificates plus the related  Overcollateralization  Amount divided by the sum of the aggregate  Outstanding  Principal Balance of the mortgage loans, plus amounts on  deposit  in the  pre-funding  account  is  greater  than or equal  (i)  prior to the
                                           Distribution Date in September 2012,  27.000% and (ii) on or after the Distribution Date in September 2012, 21.600%.

Credit Enhancement Percentage:             The Credit Enhancement  Percentage for any Distribution Date is the percentage  obtained by  dividing  (x)  the  aggregate  Certificate  Principal  Balance  of  the  Subordinate
                                           Certificates (including the  Overcollateralization  Amount) thereto by (y) the aggregate
                                           principal  balance  of  the  mortgage  loans,   calculated  after  taking  into  account
                                           distributions  of principal  on the mortgage  loans and  distribution  of the  Principal
                                           Distribution   Amounts  to  the   holders  of  the   certificates   then   entitled   to
                                           distributions of principal on such Distribution Date.

Trigger Event:                             If either the Delinquency Test or the Cumulative Loss Test is violated.

Delinquency Test:                          The Delinquency Test is violated with respect to any  Distribution  Date on or after the
                                           Stepdown  Date if:  (i) the three  month  rolling  average  of the sum of the  Scheduled
                                           Principal  Balances of the mortgage loans that are 61 days or more  delinquent or are in bankruptcy  or  foreclosure  or are REO  properties  as a  percentage  of the  Scheduled
                                           Principal  Balances  of all of the  mortgage  loans,  plus  amounts  on  deposit  in the pre-funding  account as of the last day of the  related  due  period,  exceeds (i) on or prior  to  the  distribution  date  in  September  2012  [25.93]%  and  (ii)  after  the distribution in September 2012, [32.41]% of the Credit Enhancement Percentage.

Cumulative Loss Test:                      The Cumulative Loss Test is violated on any  Distribution  Date if the aggregate  amount of Realized  Losses  incurred since the Cut-off Date through the last day of the related
                                           Due  Period  divided  by  the  aggregate   principal   balance  of  the  Mortgage  Loans
                                           as of the Cut-off  Date,  plus  amounts on deposit in the  pre-funding  account  exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                             Distribution Date Occurring in                           Percentage
                                             October 2008 through  September 2009                     [0.15]%
                                             October 2009 through  September 2010                     [0.35]%
                                             October 2010 through  September 2011                     [0.65]%
                                             October 2011 through  September 2012                     [0.95]%
                                             October 2012 through  September 2013                     [1.30]%
                                             October 2013 and thereafter                              [1.40]%

Realized Losses:                           Any Realized Losses on the mortgage loans will be allocated on any Distribution  Date,
                                           first,  to  Net  Monthly  Excess  Cashflow,   second,  in  reduction  of  the  related
                                           Overcollateralization  Amount,  third,  to the Class II-B-5  Certificates  until their
                                           Certificate  Principal  Balance  is  reduced  to zero,  fourth,  to the  Class  II-B-4
                                           Certificates  until their Certificate  Principal Balance is reduced to zero, fifth, to the Class II-B-3 Certificates until their Certificate  Principal Balance is reduced to zero,  sixth,  to the Class  II-B-2  Certificates  until their  Certificate  Principal
                                           Balance is reduced to zero,  seventh,  to the Class  II-B-1  Certificates  until their
                                           Certificate  Principal  Balance  is  reduced  to zero,  eighth,  to the  Class  II-A-2
                                           Certificates until their Certificate  Principal Balance is reduced to zero and then to the Class II-A-1 Certificates.

                                           Once Realized  Losses have been allocated to the Class A Certificates or the Subordinate
                                           Certificates,  such  amounts  with respect to such  certificates  will no longer  accrue interest;  however, such amounts may be paid thereafter to the extent of funds available from Net Monthly Excess Cashflow.

Available Funds:                           For any  Distribution  Date,  the sum of (a) the Interest  Remittance  Amount and (b)the
                                           Principal Distribution Amount.

Net Rate Cap:
                                           With  respect  to  the  Adjustable  Rate  Certificates,  other  than  the  Class  II-A-2
                                           Certificates,  the lesser of (i) the weighted  average Net Rate on the related  mortgage loans as of the Due Date prior to the calendar  month (after  giving effect to principal prepayments  received in the  Prepayment  Period related to the prior Due Date) and (ii)
                                           the Adjusted Rate Cap.

                                           With respect to the Class II-A-2  Certificates,  the excess of (1) the lesser of (i) the weighted  average Net Rate on the related mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal  prepayments received in the Prepayment
                                           Period  related  to the  prior Due  Date)  and (ii) the  Adjusted  Rate Cap over (2) the
                                           Certificates  Insurance Premium expressed as an per annum rate adjusted to an actual/360 basis.

Adjusted Rate Cap:                         With respect Adjustable Rate Certificates, other than the Class II-A-2 Certificates, and any Distribution Date and the related Due Period, the sum of (i) the Scheduled
                                           Monthly Payments owed on the related mortgage loans for such Due Period (ii) the Actual
                                           Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such Due
                                           Period.

                                           With respect to the Class II-A-2 Certificates and any Distribution Date and the related
                                           Due Period, the excess of (1) the sum of (i) the Scheduled Monthly Payments owed on the related mortgage loans for such Due Period (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated
                                           principal balance of the mortgage loans for such Due Period over (2) the Certificates
                                           Insurance Premium expressed as an per annum rate adjusted to an actual/360 basis.

Certificate Principal Balance:             With respect to any Certificate as of any distribution date will equal such
                                           Certificate's initial principal amount on the Closing Date, plus any related Net
                                           Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the Certificate Principal Balance of such
                                           Certificate, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, and  (2) any Applied Realized Loss
                                           Amounts allocated to such class on previous distribution dates.

Net Deferred Interest:                     With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related
                                           Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal
                                           Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

Interest Carry Forward Amount:             As of any  Distribution  Date,  generally  equal to the sum of (i) the excess of (a) the
                                           Current  Interest for such Class with respect to prior  Distribution  Dates over (b) the amount actually  distributed to such Class of  Certificates  with respect to interest on or after such  prior  Distribution  Dates and (ii)  interest  thereon at the  applicable pass-through rate.

Interest Distribution Amount:              The  Interest  Distribution  Amount  for the  Offered  Certificates  of any class on any
                                           Distribution  Date is equal to  interest  accrued  during the related  Interest  Accrual
                                           Period on the  Certificate  Principal  Balance  of that class  immediately  prior to the
                                           Distribution Date at the Pass-Through Rate for that class, in each case,  reduced by any
                                           Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest and any shortfalls resulting from the application of the Relief Act.

Senior Interest Distribution               The  Senior  Interest  Distribution  Amount  for any  Distribution  Date and the Class A
Amount:                                    Certificates is equal to the Interest  Distribution  Amount for such  Distribution  Date for the related Class A Certificates and the Interest Carry Forward Amount,  if any, for
                                           that Distribution Date for the Class A Certificates.

Basis Risk Shortfall Carryover Amount:     With respect to any Distribution Date, and the Adjustable Rate Certificates,  the excess of (i) the amount of interest  such class would have accrued on such  Distribution  Date had the applicable  Pass-Through Rate not been subject to the related Net Rate Cap, over
                                           (ii) the amount of interest  such class of  Certificates  received on such  Distribution
                                           Date if the Pass-Through  Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior  Distribution  Dates (and accrued interest thereon at the then applicable  Pass-Through  Rate, without giving effect to the related
                                           Net Rate Cap). The ratings on each class of  certificates  do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall:                      Because  each  mortgage  loan has a mortgage  rate that is  adjustable,  and will adjust based on  Six-Month  LIBOR  after  an  initial  fixed-rate  period  of up to five  years
                                           following  the  date  of  origination,   and  the  Pass-Through  Rates  on  the  Offered
                                           Certificates  are based on One-Month  LIBOR,  the  application of the Net Rate Cap could result in  shortfalls of interest  otherwise  payable on those  certificates  in certain periods (such  shortfalls,  "Basis Risk  Shortfalls").  If Basis Risk Shortfalls  occur, then in the case of the Adjustable  Rate  Certificates,  they will be carried forward as
                                           Basis Risk Shortfall  Carryover Amounts and paid from Net Monthly Excess Cashflow to the extent  available  on a  subordinated  basis  on the  same  Distribution  Date or in any subsequent Distribution Date.

Available Funds Priority:                       On  each  Distribution  Date,  the  Available  Funds  will  be  distributed  in the following order of priority:

                                            1.       concurrently,   to  the  holders  of  the  Class  A  Certificates,   pro  rata,
                                                     based on the amount of interest payable to such classes of  certificates,  the
                                                     Senior Interest Distribution Amount allocable to such certificates;

                                            2.       sequentially,  to the  holders of the Class  II-B  Certificates,  the  Interest
                                                     Distribution Amount for such certificates;

                                            3.      (A) For each  Distribution  Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, an amount up to the Principal  Distribution  Amounts for such Distribution Date shall be distributed as follows:

                                                    (i)      concurrently,  to the Class A  Certificates,  pro rata,  until the  Certificate
                                                             Principal Balance of each such class has been reduced to zero;

                                                    (ii)     sequentially,   to  the  Class  II-B   Certificates,   until  their  respective
                                                             Certificate Principal Balance has been reduced to zero; and

                                                     (B) On each  Distribution  Date (a) on or after the  Stepdown  Date and (b) on which  a Trigger Event is not in effect, sequentially:

                                                     (i)      in an amount up to the Senior Principal  Distribution  Amount,  concurrently to the  Class A  Certificates,  pro  rata,  based  on  their  respective
                                                              Certificate  Principal Balance immediately prior to such Distribution
                                                              Date, until their respective  Certificate  Principal Balance has been reduced to zero; and

                                                     (ii)     sequentially  to the Class II-B  Certificates,  in each case in an amount up to the  applicable  Class  Principal  Distribution  Amount for each such
                                                              Class, until their respective  Certificate Principal Balance has been reduced to zero;

                                           4.  Concurrently,  to the  Class A  Certificates,  sequentially,  based on the  Realized
                                           Loss amounts allocated to such class;

                                           5.  sequentially,  to the  Class B  Certificates,  in  that  order,  in each  case in an amount equal to any Realized Loss amounts allocated to such classes;

                                           7. to the  holders of the Class A and Class  II-B  Certificates,  in an amount  equal to
                                           such  certificates'   allocated  share  of  any  Prepayment   Interest   Shortfalls  and
                                           any   shortfalls   resulting   from  the   application   of  the  Relief  Act,  in  each
                                           case,  without  interest  accrued thereon; and

                                           8. To the  holders of the Class  II-B-IO  Certificates,  as  provided in the pooling and servicing agreement.

Principal Distribution                     The Principal  Distribution  Amount for any Distribution Date will be the sum of (i) the
Amount:                                    principal  portion of all scheduled  monthly  payments on the mortgage  loans due during
                                           the  related  Due  Period,   whether  or  not  received  on  or  prior  to  the  related
                                           Determination  Date; (ii) the principal  portion of all proceeds  received in respect of the repurchase of a mortgage loan (or, in the case of a  substitution,  certain  amounts
                                           representing  a  principal   adjustment)  as  required  by  the  Pooling  and  Servicing
                                           Agreement  during the related  Prepayment  Period;  (iii) the  principal  portion of all other  unscheduled  collections,  including  insurance  proceeds,  liquidation  proceeds
                                           and  all  full  and  partial   principal   prepayments,   received  during  the  related
                                           Prepayment   Period,   to  the  extent   applied  as  recoveries  of  principal  on  the
                                           Mortgage  Loans,   (iv)  a  percentage  of  the  amount  of  any   Overcollateralization
                                           Increase  Amount  for such  Distribution  Date,  and (v)  amounts  transferred  from the
                                           Pre-Funding  Account following the end of the pre-funding period MINUS (vi) a percentage of the amount of any  Overcollateralization  Release Amount for such  Distribution  Date allocated to the  Principal  Distribution  Amount  based on the amount of principal  for such Distribution Date.

Class A Principal Distribution             For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not
Amount:                                    in  effect,  an amount  equal to the excess  (if any) of (x) the  aggregate  Certificate
                                           Principal  Balance of the Class A Certificates  immediately  prior to such  Distribution
                                           Date  over (y) the  excess  of (a) the  aggregate  scheduled  principal  balance  of the mortgage  loans  as of the last day of the  related  due  period  (after  reduction  for
                                           Realized Losses incurred  during the related  Prepayment  Period) over (b) the aggregate scheduled  principal balance of the mortgage loans as of the last day of the related due period  (after  reduction for Realized  Losses  incurred  during the related  Prepayment
                                           Period)  multiplied by (i) prior to the  distribution  date in September  2012,  27.000%
                                           and (ii) on or after the distribution date in September 2012, 21.600%.

Class II-B-1 Principal Distribution        For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not
Amount:                                    in  effect,  an amount  equal to the excess  (if any) of (x) the  Certificate  Principal
                                           Balance of the Class II-B-1  Certificates  immediately  prior to such  Distribution Date over (y) the excess of (a) the aggregate stated principal  balance of the mortgage loans as of the last day of the  related  due period  (after  reduction  for  Realized  Losses incurred  during the related  Prepayment  Period) over (b) the sum of (1) the  aggregate
                                           Certificate  Principal  Balance of the Class A  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amounts for such Distribution  Date)
                                           and (2) the  aggregate  stated  principal  balance of the mortgage  loans as of the last day of the related due period (after  reduction for Realized  Losses incurred during the related  Prepayment  Period)  multiplied  by (i)  prior  to  the  distribution  date  in
                                           September 2012,  18.000% and (ii) on or after the  distribution  date in September 2012,
                                           14.400%.

Class  II-B-2 Principal Distribution       For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not
Amount:                                    in  effect,  an amount  equal to the excess  (if any) of (x) the  Certificate  Principal
                                           Balance of the Class II-B-2  Certificates  immediately  prior to such  Distribution Date over (y) the  excess of (a) the  aggregate  stated  principal  balance  of the  mortgage loans as of the last day of the related due period (after  reduction for Realized Losses incurred  during the related  Prepayment  Period) over (b) the sum of (1) the  aggregate
                                           Certificate  Principal  Balance of the Class A  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amounts for such Distribution Date),
                                           (2) the aggregate  Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for
                                           such  Distribution  Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after  reduction for Realized Losses incurred  during  the  related  Prepayment  Period)  multiplied  by  (i)  prior  to  the distribution date in September 2012,  12.375% and (ii) on or after the distribution date in September 2012, 9.900%.
Class II-B-3 Principal Distribution        For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not
Amount:                                    in  effect,  an amount  equal to the excess  (if any) of (x) the  Certificate  Principal
                                           Balance of the Class II-B-3  Certificates  immediately  prior to such  Distribution Date over (y) the  excess of (a) the  aggregate  stated  principal  balance  of the  mortgage loans as of the last day of the related due period (after  reduction for Realized Losses incurred  during the related  Prepayment  Period) over (b) the sum of (1) the  aggregate
                                           Certificate  Principal  Balance of the Class A  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amounts for such Distribution Date),
                                           (2) the aggregate  Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for
                                           such Distribution  Date), (3) the aggregate  Certificate  Principal Balance of the Class
                                           II-B-2  Certificates  (after  taking  into  account  the  payment  of the  Class  II-B-2
                                           Principal  Distribution  Amounts  for  such  Distribution  Date)  and (4) the  aggregate stated  principal  balance of the  mortgage  loans as of the last day of the related due period  (after  reduction for Realized  Losses  incurred  during the related  Prepayment
                                           Period)  multiplied by (i) prior to the distribution  date in September 2012, 8.500% and
                                           (ii) on or after the distribution date in September 2012, 6.800%.

Class II-B-4 Principal Distribution        For any Distribution  Date on or after the Stepdown Date on which a Trigger Event is not
Amount:                                    in  effect,  an amount  equal to the excess  (if any) of (x) the  Certificate  Principal
                                           Balance of the Class II-B-4  Certificates  immediately  prior to such  Distribution Date over (y) the  excess of (a) the  aggregate  stated  principal  balance  of the  mortgage loans as of the last day of the related due period (after  reduction for Realized Losses incurred  during the related  Prepayment  Period) over (b) the sum of (1) the  aggregate
                                           Certificate  Principal  Balance of the Class A  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amounts for such Distribution Date),
                                           (2) the aggregate  Certificate Principal Balance of the Class II-B-1 Certificates (after taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for
                                           such  Distribution  Date) (3) the aggregate  Certificate  Principal Balance of the Class
                                           II-B-2  Certificates  (after  taking  into  account  the  payment  of the  Class  II-B-2
                                           Principal   Distribution   Amounts  for  such  Distribution  Date),  (4)  the  aggregate
                                           Certificate  Principal  Balance of the Class  II-B-3  Certificates  (after  taking  into account  the  payment  of the  Class  II-B-3  Principal  Distribution  Amounts  for such
                                           Distribution  Date),  and (5) the  aggregate  stated  principal  balance of the mortgage loans as of the last day of the related due period (after  reduction for Realized Losses incurred  during  the  related  Prepayment  Period)  multiplied  by  (i)  prior  to  the distribution  date in September 2012,  7.250% and (ii) on or after the distribution date in September 2012, 5.800%.

Class II-B-5 Principal Distribution          For any  Distribution  Date on or after the Stepdown  Date on which a Trigger Event is
Amount:                                      not in  effect,  an  amount  equal  to the  excess  (if  any) of (x)  the  Certificate
                                             Principal  Balance  of  the  Class  II-B-5  Certificates  immediately  prior  to  such
                                             Distribution  Date over (y) the excess of (a) the aggregate stated  principal  balance of the mortgage  loans as of the last day of the related due period  (after  reduction for Realized Losses incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Certificate Principal Balance of the Class A Certificates (after taking into  account the  payment of the Class A  Principal  Distribution  Amounts for such  Distribution  Date),  (2) the  aggregate  Certificate  Principal  Balance of the
                                             Class II-B-1  Certificates  (after taking into account the payment of the Class II-B-1
                                             Principal   Distribution  Amounts  for  such  Distribution  Date)  (3)  the  aggregate
                                             Certificate  Principal  Balance of the Class II-B-2  Certificates  (after  taking into account  the  payment of the Class  II-B-2  Principal  Distribution  Amounts  for such
                                             Distribution  Date),  (4) the  aggregate  Certificate  Principal  Balance of the Class
                                             II-B-3  Certificates  (after  taking  into  account  the  payment of the Class  II-B-3
                                             Principal  Distribution  Amounts  for  such  Distribution  Date),  (5)  the  aggregate
                                             Certificate  Principal  Balance of the Class II-B-4  Certificates  (after  taking into account  the  payment of the Class  II-B-4  Principal  Distribution  Amounts  for such
                                             Distribution  Date) and (6) the  aggregate  stated  principal  balance of the mortgage loans as of the last day of the  related  due period  (after  reduction  for  Realized
                                             Losses incurred during the related  Prepayment  Period) multiplied by (i) prior to the distribution  date in  September  2012,  2.500% and (ii) on or after the  distribution date in September 2012, 2.000%.

Yield Maintenance Provider:                  An entity rated at least "AA-" or "Aa3" by S&P and/or  Moody's (which may include an affiliate of the Depositor and/or Underwriter).

Cap Agreements:                               The holders of the Class A Certificates, collectively, and each of the Class B
                                             Certificates will each benefit from interest rate cap payments from the Yield
                                             Maintenance Provider pursuant to a cap agreement (the "Cap Agreements") purchased with respect to the such Certificates. The Cap Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related Note Interest Rate on the related Certificates and the Net Rate Cap with respect to the mortgage loans.

                                              On each Distribution Date, payments under the Cap Agreements will be an amount equal to the product of (i) the excess of, the minimum of (1) the then current 1-Month
                                             LIBOR and (2) 10.50% for such Distribution Date, over the strike rate, (ii) the lesser of (a) the Certificate Principal Balance of the respective class for such
                                             Distribution Date and (b) the related notional balance based on a certain prepayment speed (20% CPR) for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by
                                             360.

                                              On each Distribution Date, amounts received under each Cap Agreement with respect to such Distribution Date will be allocated in the following order of priority:

                                             1.       first, from payments from the related Cap Agreement, (i) to the holders of the related Class A Certificates, pro rata, and (ii) to the holders of the
                                                      Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5
                                                      Certificates, in that order, the payment of any related Basis Risk
                                                      Carryforward Amounts for such Distribution Dates, to the extent not covered by Available Funds as described above.

                                             2.       second, from any remaining amounts from payments on the related Cap
                                                      Agreement, (i) to the holders of the related Class A Certificates, pro rata, and (ii) to the holders of the Class II-B-1, Class II-B-2, Class II-B-3,
                                                      Class II-B-4 and Class II-B-5 Certificates Certificates, in that order, the payment of any Interest Distribution Amount and  Interest Carryforward
                                                      Amount for each such class to the extent not covered by Available Funds on such Distribution Date.

                                             3.       third, from any excess amounts available from the related Cap Agreement relating to the (i) to the holders of the related Class A Certificates, pro rata, and (ii) the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4
                                                      and Class II-B-5 Certificates, in that order, to the extent not paid pursuant to clauses first and second above; and

                                             4.       fourth, from any remaining amounts, to the holder of the Class B-IO
                                                      Certificates.

                                                Cap Terms
  Distribution        Class II-A       Class II-A      Class II-B-1     Class II-B-1    Class II-B-2     Class II-B-2
      Date             Notional          Strike          Notional          Strike         Notional          Strike
    25-Oct-06       381,006,000.00        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Nov-06       374,184,244.24        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Dec-06       367,477,013.55        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jan-07       360,881,117.11        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Feb-07       354,394,648.36        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Mar-07       348,015,734.17        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Apr-07       341,742,534.23        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-May-07       335,573,240.45        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jun-07       329,506,076.43        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jul-07       323,539,296.82        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Aug-07       317,671,186.86        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Sep-07       311,900,061.77        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Oct-07       306,224,266.22        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Nov-07       300,642,173.84        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Dec-07       295,152,186.69        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jan-08       289,752,734.73        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Feb-08       284,442,275.37        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Mar-08       279,219,292.94        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Apr-08       274,082,298.23        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-May-08       269,029,828.02        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jun-08       264,060,444.61        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jul-08       259,172,735.40        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Aug-08       254,365,312.39        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Sep-08       249,636,811.77        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Oct-08       244,985,893.51        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Nov-08       240,411,240.91        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Dec-08       235,911,560.19        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jan-09       231,485,580.10        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Feb-09       227,132,051.52        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Mar-09       222,849,747.02        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Apr-09       218,637,460.55        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-May-09       214,494,007.01        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jun-09       210,418,221.89        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jul-09       206,408,960.92        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Aug-09       202,465,099.69        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Sep-09       198,585,533.31        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Oct-09       194,761,864.63        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Nov-09       191,000,557.10        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Dec-09       187,300,557.35        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jan-10       183,660,830.27        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Feb-10       180,080,358.70        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Mar-10       176,558,143.13        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Apr-10       173,093,201.36        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-May-10       169,684,568.23        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jun-10       166,331,295.27        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jul-10       163,032,450.44        7.47        15,377,000.00         7.32        9,611,000.00         7.12

  Distribution        Class II-A       Class II-A      Class II-B-1     Class II-B-1    Class II-B-2     Class II-B-2
      Date             Notional          Strike          Notional          Strike         Notional          Strike
    25-Aug-10       159,787,117.85        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Sep-10       156,594,397.44        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Oct-10       153,453,404.71        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Nov-10       150,362,395.28        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Dec-10       147,241,395.58        7.47        15,377,000.00         7.32        9,611,000.00         7.12
    25-Jan-11       143,754,899.51        7.46        15,377,000.00         7.31        9,611,000.00         7.11
    25-Feb-11       140,256,517.06        7.46        15,377,000.00         7.31        9,611,000.00         7.11
    25-Mar-11       136,822,586.94        7.46        15,377,000.00         7.31        9,611,000.00         7.11
    25-Apr-11       133,451,921.73        7.46        15,377,000.00         7.31        9,611,000.00         7.11
    25-May-11       130,143,355.88        7.46        15,377,000.00         7.31        9,611,000.00         7.11
    25-Jun-11       126,895,745.29        7.48        15,377,000.00         7.33        9,611,000.00         7.13
    25-Jul-11       123,707,966.95        7.48        15,377,000.00         7.33        9,611,000.00         7.13
    25-Aug-11       121,697,717.27        7.59        15,004,078.18         7.44        9,377,914.77         7.24

  Distribution      Class II-B-3     Class II-B-3    Class II-B-4     Class II-B-4    Class II-B-5     Class II-B-5
      Date            Notional          Strike         Notional          Strike         Notional          Strike
    25-Oct-06       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Nov-06       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Dec-06       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jan-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Feb-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Mar-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Apr-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-May-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jun-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jul-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Aug-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Sep-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Oct-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Nov-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Dec-07       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jan-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Feb-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Mar-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Apr-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-May-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jun-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jul-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Aug-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Sep-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Oct-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Nov-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Dec-08       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jan-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Feb-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Mar-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Apr-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-May-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jun-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jul-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Aug-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Sep-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Oct-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Nov-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Dec-09       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jan-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Feb-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Mar-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Apr-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-May-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jun-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jul-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57

  Distribution      Class II-B-3     Class II-B-3    Class II-B-4     Class II-B-4    Class II-B-5     Class II-B-5
      Date            Notional          Strike         Notional          Strike         Notional          Strike
    25-Aug-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Sep-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Oct-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Nov-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Dec-10       6,621,000.00         6.22        2,136,000.00         5.57        8,116,000.00         5.57
    25-Jan-11       6,621,000.00         6.21        2,136,000.00         5.56        8,116,000.00         5.56
    25-Feb-11       6,621,000.00         6.21        2,136,000.00         5.56        8,116,000.00         5.56
    25-Mar-11       6,621,000.00         6.21        2,136,000.00         5.56        8,116,000.00         5.56
    25-Apr-11       6,621,000.00         6.21        2,136,000.00         5.56        8,116,000.00         5.56
    25-May-11       6,621,000.00         6.21        2,136,000.00         5.56        8,116,000.00         5.56
    25-Jun-11       6,621,000.00         6.23        2,136,000.00         5.58        8,116,000.00         5.58
    25-Jul-11       6,621,000.00         6.23        2,136,000.00         5.58        8,116,000.00         5.58
    25-Aug-11       6,460,428.02         6.34        2,084,197.89         5.69        7,919,171.39         5.69

                                          Available Funds Cap

               Class II-A-1  Class II-A-2  Class II-B-1  Class II-B-2 Class II-B-3  Class II-B-4  Class II-B-5
 Distribution   Effective     Effective     Effective     Effective     Effective    Effective     Effective
     Date         Coupon        Coupon        Coupon        Coupon       Coupon        Coupon        Coupon
25-Oct-06         5.540         5.520         5.730         5.930         6.830        7.480         7.480
25-Nov-06         10.500        10.500        10.500        10.500       10.500        10.500        10.500
Thereafter        10.500        10.500        10.500        10.500       10.500        10.500        10.500

                                              Yield Tables
Class II-A-1 to Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               8.39          5.65          4.09         3.12         2.49         2.02         1.37         0.98
Prin. Start Date     10/25/2006    10/25/2006    10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010    8/25/2009
Prin. Window Len         237          172           131           102          83           68           49           35
Yield                   5.71          5.71          5.71         5.71         5.71         5.70         5.70         5.70

Class II-A-2 to Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               8.39          5.65          4.09         3.12         2.49         2.02         1.37         0.98
Prin. Start Date     10/25/2006    10/25/2006    10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010    8/25/2009
Prin. Window Len         237          172           131           102          83           68           49           35
Yield                   5.67          5.67          5.66         5.66         5.66         5.66         5.66         5.66

Class II-B-1 to
Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.14         9.92          7.68         6.13         5.03         4.32         3.87         3.05
Prin. Start Date      9/25/2014    10/25/2012    7/25/2011     6/25/2010   10/25/2009   12/25/2009    4/25/2010    8/25/2009
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010   10/25/2009
Prin. Window Len         142          100            74           58           47           30            7            3
Yield                   5.88          5.88          5.88         5.88         5.88         5.88         5.88         5.88

Class II-B-2 to
Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.14         9.91          7.66         6.12         5.03         4.29         3.65         3.07
Prin. Start Date      9/25/2014    10/25/2012    7/25/2011     6/25/2010   10/25/2009   11/25/2009    1/25/2010   10/25/2009
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010   10/25/2009
Prin. Window Len         142          100            74           58           47           31           10            1
Yield                   6.09          6.09          6.09         6.09         6.09         6.09         6.09         6.09

Class II-B-3 to
Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.14         9.91          7.66         6.11         5.03         4.28         3.54         3.07
Prin. Start Date      9/25/2014    9/25/2012     7/25/2011     6/25/2010   10/25/2009   10/25/2009   12/25/2009   10/25/2009
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010   10/25/2009
Prin. Window Len         142          101            74           58           47           32           11            1
Yield                   7.03          7.03          7.03         7.03         7.03         7.03         7.03         7.03

Class II-B-4 to
Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.14         9.90          7.64         6.11         5.03         4.26         3.51         3.07
Prin. Start Date      9/25/2014    9/25/2012     7/25/2011     6/25/2010   10/25/2009   10/25/2009   12/25/2009   10/25/2009
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010   10/25/2009
Prin. Window Len         142          101            74           58           47           32           11            1
Yield                   7.71          7.71          7.71         7.71         7.71         7.71         7.71         7.71

Class II-B-5 to
Call
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               13.60         9.47          7.28         5.84         4.85         4.15         3.37         3.07
Prin. Start Date      9/25/2014    9/25/2012     7/25/2011     6/25/2010   10/25/2009   10/25/2009   10/25/2009   10/25/2009
Prin. End Date        6/25/2026    1/25/2021     8/25/2017     3/25/2015    8/25/2013    5/25/2012   10/25/2010   10/25/2009
Prin. Window Len         142          101            74           58           47           32           13            1
Yield                   7.71          7.71          7.71         7.71         7.71         7.71         7.71         7.71

Class II-A-1 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               8.73          6.01          4.40         3.39         2.71         2.21         1.50         0.98
Prin. Start Date     10/25/2006    10/25/2006    10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
Prin. End Date        9/25/2035    1/25/2033     9/25/2028     9/25/2024    8/25/2021    3/25/2019   11/25/2015    8/25/2009
Prin. Window Len         348          316           264           216          179          150          110          35
Yield                   5.71          5.71          5.72         5.72         5.72         5.72         5.72         5.70

Class II-A-2 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               8.73          6.01          4.40         3.39         2.71         2.21         1.50         0.98
Prin. Start Date     10/25/2006    10/25/2006    10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006   10/25/2006
Prin. End Date        9/25/2035    1/25/2033     9/25/2028     9/25/2024    8/25/2021    3/25/2019   11/25/2015    8/25/2009
Prin. Window Len         348          316           264           216          179          150          110          35
Yield                   5.67          5.67          5.67         5.67         5.68         5.68         5.68         5.66

Class II-B-1 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.84        10.62          8.25         6.61         5.43         4.68         4.18         4.80
Prin. Start Date      9/25/2014    10/25/2012    7/25/2011     6/25/2010   10/25/2009   12/25/2009    4/25/2010    8/25/2009
Prin. End Date       12/25/2032    11/25/2027    5/25/2023     1/25/2020    8/25/2017   10/25/2015    4/25/2013    7/25/2013
Prin. Window Len         220          182           143           116          95           71           37           48
Yield                   5.89          5.89          5.89         5.89         5.89         5.90         5.90         5.95

Class II-B-2 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.74        10.49          8.12         6.52         5.35         4.59         3.93         4.09
Prin. Start Date      9/25/2014    10/25/2012    7/25/2011     6/25/2010   10/25/2009   11/25/2009    1/25/2010    6/25/2010
Prin. End Date        7/25/2031    2/25/2026     10/25/2021    9/25/2018    7/25/2016   11/25/2014    9/25/2012    5/25/2011
Prin. Window Len         203          161           124           100          82           61           33           12
Yield                   6.10          6.10          6.10         6.10         6.11         6.11         6.11         6.16

Class II-B-3 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.56        10.30          7.97         6.39         5.24         4.49         3.77         3.65
Prin. Start Date      9/25/2014    9/25/2012     7/25/2011     6/25/2010   10/25/2009   10/25/2009   12/25/2009    3/25/2010
Prin. End Date        1/25/2030    5/25/2024     4/25/2020     7/25/2017    7/25/2015    1/25/2014    5/25/2012   12/25/2010
Prin. Window Len         185          141           106           86           70           52           30           10
Yield                   7.04          7.04          7.05         7.05         7.05         7.06         7.07         7.14

Class II-B-4 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               14.37        10.11          7.80         6.26         5.13         4.38         3.67         3.45
Prin. Start Date      9/25/2014    9/25/2012     7/25/2011     6/25/2010   10/25/2009   10/25/2009   12/25/2009    2/25/2010
Prin. End Date        2/25/2028    8/25/2022     11/25/2018    4/25/2016    6/25/2014    2/25/2013    9/25/2011    6/25/2010
Prin. Window Len         162          120            89           71           57           41           22            5
Yield                   7.72          7.72          7.72         7.73         7.73         7.73         7.75         7.82

Class II-B-5 to Maturity
Price: 100-00        10.00% CPR    15.00% CPR    20.00% CPR   25.00% CPR   30.00% CPR   35.00% CPR   45.00% CPR   55.00% CPR
Avg. Life               13.61         9.48          7.29         5.85         4.86         4.18         3.41         3.24
Prin. Start Date      9/25/2014    9/25/2012     7/25/2011     6/25/2010   10/25/2009   10/25/2009   10/25/2009   10/25/2009
Prin. End Date        4/25/2027    10/25/2021    3/25/2018     9/25/2015    1/25/2014   10/25/2012    6/25/2011    3/25/2010
Prin. Window Len         152          110            81           64           52           37           21            6
Yield                   7.71          7.71          7.71         7.71         7.71         7.72         7.72         7.76

                                           Contact Information

MBS Trading

Michael Nierenberg                                   Tel: (212) 272-4976
Senior Managing Director                             mnierenberg@bear.com

Paul Van Lingen                                      Tel: (212) 272-4976
Senior Managing Director                             pvanlingen@bear.com

MBS Structuring

Mark Michael                                         Tel: (212) 272-5451
Managing Director                                    mmichael@bear.com

MBS Banking

Baron Silverstein                                    Tel: (212) 272-3877
Senior Managing Director                             bsilverstein@bear.com

Jeff Maggard                                         Tel: (212) 272-3877
Managing Director                                    jmaggard@bear.com

Ryan Bell                                            Tel: (212) 272-2533
Analyst                                              rbell@bear.com

Syndicate

Carol Fuller                                         Tel: (212) 272-4955
Senior Managing Director                             cfuller@bear.com

Angela Ward                                          Tel: (212) 272-4955
Vice-President                                       adward@bear.com

Rating Agencies

 Julia Clements– S&P                                 Tel: (212) 438-8432
                                                     julia_clements@standardandpoors.com

Bruce Fabrikant – Moody's                            Tel: (212) 553-7811
                                                     bruce.fabrikant@moodys.com

This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other
Information (the "Statement"), which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.